Exhibit 5.1

[LETTERHEAD OF CONYERS, DILL & PEARMAN]

[             ] 2004

Foster Wheeler Ltd.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
U.S.A.

Dear Sirs

Foster Wheeler Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-4, as amended (Registration No. 333-107054; the “S-4 Registration Statement”) and with a registration statement on form S-3, (Registration No. 333-_______; the “S-3 Registration Statement”), each as filed with the U.S. Securities and Exchange Commission (the “Commission”) on _____________ , 2004 (together, the S-4 Registration Statement and the S-3 Registration Statement, the “Registration Statements”, all of which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of [                ] common shares, par value US$1.00 per share of the Company (the “Common Shares”), an aggregate of [        ] Series B Voting Convertible Shares, par value US$1.00 per share of the Company (the “Preferred Shares” and together with the Common Shares and the common shares of the Company issueable on conversion of the Preferred Shares, the “Shares”), an aggregate of US$150 million of Foster Wheeler LLC (“FWLLC”)’s 10% Senior Secured Notes due 2011, Series A to be issued pursuant to an indenture dated [        ], 2004 (the “Indenture”) among FWLLC, the Company, FW Holdings, Continental, the other subsidiary guarantors named therein and Wells Fargo Bank, National Association as trustee (the “Notes”), and of certain guarantees of the Notes, including guarantees of the Notes given by the Company, Foster Wheeler Holdings Ltd. (“FW Holdings”) and Continental Finance Company Ltd. (“Continental”) in the Indenture (such guarantees of the Company, FW Holdings and Continental, the “FW Bermuda Guarantees”).

For the purposes of giving this opinion, we have examined a copy of each of the Registration Statements and a [facsimile] copy of the Indenture (which together with the Registration Statements, are referred to herein as the “Documents”).  We have also reviewed the memorandum of association and the bye-laws of the Company, FW Holdings and of Continental, each certified by the respective [Secretary] of such companies, on [             ], 2004, certified copies of resolutions adopted by the members of the Company on [          ] 200[_],  resolutions adopted by the boards of directors of the Company, FW Holdings and Continental, on [                 ] 2004, and [unanimous written resolutions/minutes of a meeting] of the pricing committee of the board of directors of the Company [held on/dated] [                                 ], 2004 (collectively, all such resolutions the “Resolutions”), a copy of a letter to the Company from the Bermuda Monetary Authority dated 18 September, 2003(the “BMA Permission”) granting  permission for the issue and transferability of the Company’s shares, subject to the conditions set out therein and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Indenture, other than the Company, FW Holdings and Continental, to enter into and perform its respective obligations under the Indenture, (d) the due execution of the Indenture by each of the parties thereto, other than the Company. FW Holdings and Continental and the delivery thereof by each of the parties thereto, (e)  that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (g) that the Resolutions remain in full force and effect and have not been rescinded or amended, (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Indenture in accordance with its terms, (i) that none of the parties to the Indenture has carried on or will carry on activities, other than the performance of its obligations under the Indenture, which would constitute the carrying on of investment business in or from Bermuda and that none of the parties to the Indenture, other than the Company, FW Holdings and Continental, will perform its obligations under the Indenture in or from Bermuda, (j) that on the date of entering into the Indenture and issuing the Shares each of the Company, FW Holdings and Continental were, and after entering into the Indenture and issuing the Shares are, able to pay their liabilities as they become due, (k) the boards of directors of the Company, FW Holdings and Continental acted in the best interests of the Company, FW Holdings and Continental, respectively, in authorising the entry into and execution on behalf of the Company, FW Holdings and Continental, respectively, of the Indenture and the Board of Directors of the Company acted in the best interests of the Company in issuing the Shares, (l)  that, upon issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (m) that at the time the Shares are issued, a class of shares of the Company are (X) listed on an “appointed stock exchange” as defined in the Companies Act 1981 of Bermuda, or (Y) quoted in the “Pink Sheets” (an electronic inter-dealer quotation medium for the buying and selling of securities by market makers and brokers), or (Z) quoted on the OTC Bulletin Board, being the requirements of the BMA Permission, (n) that the Preferred Shares will be converted into common shares of the Company pursuant to the conditions to such conversion set out in the certificate of designation attached to the resolution of the Company’s Board of Directors designating the rights and restrictions of the Preferred Shares and at the time of such conversion, the Company will have sufficient share premium to fully pay the nominal value of the common shares issued upon such conversion and the authorized capital of the Company will be duly increased as required to fully effect such conversion,

(o) that Board of Directors of the Company has exercised the power to issue the Shares on the terms contemplated by the prospectus contained in the S-4 Registration Statement for a proper purpose.

The obligations of the Company, FW Holdings and of Continental, respectively, under the Documents to which they are party (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidations, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                           Each of the Company, FW Holdings and Continental is duly incorporated and existing under the laws of Bermuda in good standing, meaning solely that such company has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

2.                   When issued and paid for as contemplated by the Registration Statements, the Shares will be validly issued, fully paid and non-assessable which, for purposes of this opinion, means solely that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares (“Non-assessable”).

3.                  When Common Shares are issued upon the conversion of any of the Preferred Shares as contemplated by the S-4 Registration Statement, such Common Shares will be validly issued, fully paid and Non-assessable.

4.                           Each of the Company, FW Holdings and Continental, respectively, has taken all corporate action required to authorise its execution, delivery and performance of the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the references to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in

each prospectus forming a part of the Registration Statements.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN